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                                                                    EXHIBIT 24.2

                  POWER OF ATTORNEY FOR DIRECTOR OF REGISTRANT

   KNOW ALL MEN BY THESE PRESENTS, that J. Phillip Samper, whose signature appears below, constitutes and appoints John J. Dooner, Jr., Sean F. Orr and Nicholas J. Camera, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 of The Interpublic Group of Companies, Inc. and any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                                   /s/ J. Phillip Samper
                                          _____________________________________
                                                     J. Phillip Samper

May 9, 2001